Execution Version
NETSTREIT Corp.
9,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
August 3, 2022
WELLS FARGO SECURITIES, LLC
BofA SECURITIES, INC.
JEFFERIES LLC
as Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

Ladies and Gentlemen:
Each of NETSTREIT Corp., a Maryland corporation (the “Company”), NETSTREIT, L.P., a Delaware limited partnership (the “Operating Partnership”), and Wells Fargo Bank, National Association (“Wells Fargo”) and Bank of America, N.A. (“BofA” and together with Wells Fargo, in their capacity as seller of Common Stock (as defined below), the “Forward Purchasers”), at the request of the Company in connection with the Forward Sale Agreements (as defined below), confirm their agreement with each of the underwriters listed on Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 9 hereof), for whom Wells Fargo Securities, LLC, BofA Securities, Inc. and Jefferies LLC are acting as representatives (in such capacity, if and as applicable, the “Representatives”) with respect to (i) the sale by the Forward Purchasers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 9,000,000 shares (the “Borrowed Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1 hereof to purchase all or any part of 1,350,000 additional shares of Common Stock (the “Additional Shares”).
Any Additional Shares sold to the Underwriters by the Forward Purchasers pursuant to Section 1 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Additional Shares.” Any Additional Shares sold to the Underwriters by the Company pursuant to Section 1 hereof upon exercise of such option and any Company Top-Up Additional Shares (as defined in Section 17(a) hereof) are herein referred to as the “Company Additional Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 17(a) hereof) are herein referred to collectively as the “Firm Shares.” The Company Top-Up Firm Shares and the Company Additional Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to collectively as the “Borrowed Shares.” The Borrowed Shares and the Company Shares are herein referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.
As used herein, “Forward Sale Agreements” means the letter agreements, each dated the date hereof, between the Company and each of Wells Fargo Bank, National Association and Bank of America, N.A. (each a “Forward Counterparty” and together the “Forward Counterparties”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the Forward Purchasers to the Underwriters pursuant to this Agreement. References herein to the

“Forward Sale Agreements” are to the initial Forward Sale Agreements and/or the Additional Forward Sale Agreements as the context requires.
The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
The Company has prepared and previously delivered to you a preliminary prospectus supplement dated August 3, 2022, relating to the Shares and a related prospectus dated September 1, 2021 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated August 3, 2022 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are herein called, collectively, the “Prospectus.”
All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
The Company and the Underwriters agree as follows:
1.    Sale and Purchase:
On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Forward Purchaser (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Purchasers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), at a purchase price of $19.392 (the “Purchase Price”) per Firm Share, the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter. The obligations of the Forward Purchasers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Purchaser’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Purchaser in Schedule I under the heading “Number of Borrowed Firm Shares To Be Sold”, in each case, at the Purchase Price.

In addition, the several Underwriters shall have the option to purchase pursuant to clause (A) or clause (B) below as applicable, severally and not jointly, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at a purchase price per Additional Share equal to the Purchase Price less an amount per Additional Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares (the “Additional Shares Purchase Price”). The option hereby granted will expire 30 days after the date hereof and may be exercised by the Underwriters no more than twice, in whole or in part, during such 30-day period upon notice by the Representatives to the Company and the Forward Purchasers setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the date and time of payment and delivery for such Additional Shares (such date and time being herein referred to as the “Option Closing Time”); provided, however, that the Option Closing Time shall not be later than three full business days (and shall not, without the consent of the Company, be earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Date (as defined below).
Following delivery of an exercise notice:
(a)    The Company agrees that it will use its commercially reasonable best efforts to, within one business day after such notice is given, execute and deliver to the Forward Purchasers an additional letter agreement between the Company and each of the Forward Counterparties (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Additional Shares being purchased by the Underwriters from the Forward Purchasers pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Counterparties of such Additional Forward Sale Agreements, the Forward Counterparties shall promptly execute and deliver such Additional Forward Sale Agreements to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, each Forward Purchaser (or, in the case of any Company Top-Up Additional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Additional Shares at the Additional Shares Purchase Price. The obligations of the Forward Purchasers to sell the Borrowed Additional Shares under this Agreement are several and not joint. Each Forward Purchaser’s obligations extend solely to the number of Borrowed Additional Shares, which shall be not more than the number set forth opposite the name of such Forward Purchaser in Schedule I under the heading “Maximum Number of Borrowed Additional Shares To Be Sold,” at the Additional Shares Purchase Price.
(b)     If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Additional Shares with respect to which the option is being exercised at the Additional Shares Purchase Price.
If (i) any of the representations and warranties of the Company and the Operating Partnership contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Option Closing Time, as the case may be, as if made as of the Closing Date or such Option Closing Time, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Option Closing Time, (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Closing Date or such Option Closing Time, (iv) this Agreement shall have been terminated pursuant to Section 8 hereof on or prior to the Closing Date or such Option Closing Time or the Closing Date or such Option Closing Time shall not have occurred, (v) any of the conditions set forth in Section 7(a) of the initial Forward Sale Agreements (or the equivalent section of the Additional Forward Sale Agreements) shall not have been satisfied on or prior to the Closing Date or such Option Closing Time or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or such Option Closing Time as if made as of the Closing Date or such Option Closing Time (clauses (i) through (vi), together, the “Conditions”), then each of the Forward Purchasers, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Purchaser determines in good faith and a commercially reasonable manner that (A) in connection with establishing its commercially reasonable hedge position such Forward Purchaser is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for such Forward Purchaser to do so or they would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Purchaser) of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Purchaser shall only be required to deliver for sale to the Underwriters at the Closing Date or any Option Closing Time, as the case may be, the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.
If a Forward Purchaser elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Option Closing Time, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Purchaser will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or such Option Closing Time. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.
2.    Payment and Delivery:
(a)    Firm Shares. The Firm Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names and amounts as the Representatives may request upon at least 48 hours’ prior notice to the Forward Purchasers or the Company, as the case may be, shall be delivered by or on behalf of the Forward Purchasers or the Company, as the case may be, to the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Forward Purchasers (with respect to the Borrowed Firm Shares) or by the Company (with respect to the Company Top-Up Firm Shares), in either case, upon at least 48 hours’ prior notice. To the extent the Firm Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Forward Purchaser (with respect to the Borrowed Firm Shares) or the Company (with respect to any Company Top-Up Firm Shares) will cause the certificates representing the Firm Shares to be made available for checking and packaging not later than 1:00 p.m., New York City time, on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 8, 2022 (unless another time and date shall be agreed to by the Representatives, the Forward Purchasers or the

Company, as applicable) (the “Closing Date”). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”
(b)    Additional Shares. Any Additional Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Forward Purchasers or the Company, as the case may be, shall be delivered by or on behalf of the Forward Purchasers or the Company, as the case may be, to the Representatives through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company (with respect to the Company Additional Shares) or the Forward Purchasers (with respect to the Borrowed Additional Shares), upon at least 48 hours’ prior notice. To the extent the Additional Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Forward Purchaser (with respect to the Borrowed Additional Shares) or the Company (with respect to any Company Additional Shares) will cause the certificates representing the Additional Shares to be made available for checking and packaging at least 24 hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company or the Forward Purchasers, as the case may be, of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Representatives may agree upon in writing.
3.    Representations and Warranties of the Company and the Operating Partnership:
The Company and the Operating Partnership, jointly and severally, hereby represent and warrant to the Underwriters and the Forward Purchasers as of the date of this Agreement, as of the Applicable Time, as of the Closing Time and as of each Option Closing Time (if any), and agree with each of the Underwriters and the Forward Purchasers as follows:
(a)    (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person or entity acting on its behalf (within the meaning, for this clause (C) only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Shares made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(b)    The Company meets the requirements for use of Form S-3 under the Securities Act and the Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied with any request on the part of the Commission for additional information. The Registration Statement was initially filed with the Commission on September 1, 2021.
(c)    Registration Statement, Prospectus and Disclosure at Time of Sale.
(i)    At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Additional Shares are purchased, at the applicable Option Closing Time), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(ii)    At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Additional Shares are purchased, at the applicable Option Closing Time), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Shares (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iii)    As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Shares from the Underwriters, none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, or (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)    Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto filed pursuant to Rule 424 or delivered to the Underwriters for use in connection with the offering of the Shares, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act and the Securities Act Regulations.
(v)    The representations and warranties in the preceding paragraphs of this Section 3(c) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in the penultimate sentence of Section 10(b) hereof.
(vi)    At the respective times that the Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Shares within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
(vii)    The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters and the Forward Purchasers in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters or Forward Purchasers and any similar terms, include, without limitation, electronic delivery.
(viii)    Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.
(d)    The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)    The Company has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided, that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Schedule II hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule II hereto are Permitted Free Writing Prospectuses.
(f)    None of the Company nor any of its affiliates has (i) engaged in any Testing the Waters Communication (as defined below) other than through, or as disclosed to, the Representatives or (ii) authorized anyone other than the Representatives to engage in Testing the Waters Communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing the Waters Communications. “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Except through, or as disclosed to, the Representatives, none of the Company nor any of its affiliates has distributed any Written Testing the Waters Communications (as defined below). “Written Testing the Waters Communications” means any Testing the Waters Communication that is a “written communication” within the meaning of Rule 405 under the Securities Act; no individual Written Testing the Waters Communication, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a material adverse effect on the business, condition

(financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company or the Subsidiaries, taken as a whole (a “Material Adverse Effect”).
(h)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Operating Partnership is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. NETSTREIT GP, LLC is the sole general partner of the Operating Partnership, and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect; the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the Disclosure Package and the Prospectus.
(i)    The subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year (each, including the Operating Partnership, a “Subsidiary,” and collectively, the “Subsidiaries”) comprise all of the direct and indirect subsidiaries of the Company that would be required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act if filed by the Company as of the date hereof. Each Subsidiary has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, or similar entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each of the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid, non-assessable (only with respect to Subsidiaries that are corporations), and are owned by the Company or another Subsidiary free and clear of any lien, encumbrance or claim (each, a “Lien”) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in the Subsidiaries are outstanding.
(j)    The Company had, as of the date indicated in the Pre-Pricing Prospectus and the Prospectus, and will have, as of the Closing Time and each Option Closing Time (if any), the duly authorized capitalization set forth in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of the Company and all of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have not been issued in violation of or subject to any preemptive right or other similar right of stockholders, partners, or members, as applicable, arising by operation of law, under the Company’s charter or bylaws (each as amended and/or supplemented, collectively, the “Company Charter Documents”) or under the charter, bylaws, limited partnership agreement, operating agreement or other organizational documents of each of the Subsidiaries (the “Subsidiary Charter Documents” and, together with the Company Charter Documents, the “Charter Documents”), under any agreement to which the Company or any of the Subsidiaries is a party, or otherwise; other than the common units of limited partnership (“OP Units”) in the Operating Partnership owned by the Company and as described in the Disclosure Package and the Prospectus, there are, and as of the Closing Time there will be, no other partnership interests in the Operating Partnership outstanding; none of such OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
(k)    The Shares have been duly authorized for sale, issuance, and delivery pursuant to this Agreement, and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any Lien, and the sale, issuance, and delivery of the Shares pursuant to this Agreement are not subject to any preemptive right, drag-along right, tag-along right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under any of the Company Charter Documents, under any agreement to which the Company is a party, or otherwise, other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company or the Forward Purchasers; the form of certificate for the Shares conforms to the Maryland General Corporation Law and to any requirements of the Company Charter Documents.
(l)    A number of shares of Common Stock equal to the aggregate of the Share Cap (as defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreements (the “Forward Shares”) and, when issued and delivered by the Company to the Forward Counterparties pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparties pursuant to the terms of the Forward Sale Agreements, the shares of Common Stock so issued and delivered will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise.

(m)    The Company and each of the Subsidiaries has good and valid title to all assets and properties reflected as owned by it in the Registration Statement, the Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any material real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company and such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and none of the Company or the Subsidiaries has received any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, except for any exceptions or claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(n)    Each of the real property interests owned, leased or permitted by the Company and each of the Subsidiaries, as applicable, complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants except such failures (if any) as are disclosed in the Registration Statement, the Disclosure Package or the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will affect the size or use of, improvements on, construction on or access to such properties, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(o)    The Company and each of the Subsidiaries owns or possesses such licenses or other rights to use or has access to such material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to conduct its respective businesses as currently conducted as described in the Registration Statement, the Disclosure Package and the Prospectus, and none of the Company or any of the Subsidiaries has received written notice of any infringement of or conflict with (and none of the Company or any of the Subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would render any Intangibles invalid or inadequate to protect the interests of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(p)    The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company IT Systems are reasonably adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data), except for those that have been remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same.
(q)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its Subsidiaries nor agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(r)    There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the directors or executive officers of the Company or any Subsidiary, or any of the immediate family members of any of them.
(s)    Except with respect to the Underwriters, none of the Company or the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby.
(t)    The Company is not in breach of, in default under, or in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, default under, or violation of) (and, with respect to clause (iii) below, has not violated or received written notice of any violation of), (i) any of the Company Charter Documents, (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound or affected, or (iii) any law, rule, regulation, order, decree or judgment (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(u)    None of the Subsidiaries is in breach of, in default under, or in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, default under, or violation of) (and, with respect to clause (iii) below, has not violated or received written notice of any violation of), (i) any of its Charter Documents, (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any Law applicable to such Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(v)    The execution, delivery and performance by the Company and the Operating Partnership of this Agreement or any Forward Sale Agreement, the consummation by the Company and the Operating Partnership of the transactions contemplated hereby or therein, the compliance by the Company and the Operating Partnership with the terms and provisions hereunder and thereunder, the sale, issuance and delivery of the Shares and any Forward Shares and the use of the proceeds from the sale of the Shares and any Forward Shares as described in the Registration Statement, the Disclosure Package and the Prospectus, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Company Charter Documents, (ii) any provision of any lease, contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the respective properties of the Company or any of the Subsidiaries are bound or affected, or (iii) any Law, license, permit, consent or authorization (each a “Legal Requirement”) issued by any federal, state or local government, regulatory commission, court, administrative agency or commission, or other governmental body, board, agency, authority or instrumentality of competent jurisdiction (each a “Governmental Authority”) applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) or (iii) above for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or result in the creation or imposition of any material Lien upon any property or asset of the Company or any Subsidiary.
(w)    This Agreement has been duly authorized by all necessary corporate or limited partnership action, as applicable, on the part of the Company and the Operating Partnership, and at the Closing Time will have been duly executed and delivered by the Company and the Operating Partnership, and will constitute a legal, valid and binding agreement, enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
(x)    Each of the initial Forward Sale Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof. Each of the Additional Forward Sale

Agreements, if any, will be duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
(y)    The Shares, this Agreement and the Forward Sale Agreements conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
(z)    No approval, authorization, consent or order of or filing with any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Forward Sale Agreements, or the consummation by the Company of the transactions contemplated hereby or thereby, or the sale, issuance and delivery of the Shares as contemplated hereby or any Forward Shares pursuant to the Forward Sale Agreements, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or the applicable Option Closing Time, as the case may be, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by the Underwriters, (iii) as may be required under the Securities Act and the Exchange Act, the New York Stock Exchange (“NYSE”), or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and (iv) such other approvals, authorizations, consents, orders or filings the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(aa)    The Company and each of the Subsidiaries have all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Legal Requirement (collectively, the “Authorizations”) required in order to conduct its respective business as described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such Authorizations, to make any such filings, or to obtain any such Authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and each of the Subsidiaries has complied with the terms of the necessary Authorizations and there are no pending modifications, amendments or revocations of the Authorizations that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and the Subsidiaries have paid all fees due to Governmental Authorities pursuant to the Authorizations, except to the extent that any failure to pay any such fees would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete, except to the extent that any failure to file a complete and accurate report in a timely manner would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; true and correct (in all material respects) copies of the material Authorizations and all material amendments thereto through the date hereof have been delivered or made available to the Underwriters and the Forward Purchasers; and the Company and the Subsidiaries are not in violation of, or in default under, any such Authorizations or any Legal Requirement issued by a Governmental Authority applicable to the Company or any such Subsidiary, the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)    There is no outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator affecting the business of the Company or any of the Subsidiaries, which questions the validity of any action taken or to be taken pursuant to this Agreement or the Forward Sale Agreements or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; and there is no litigation, arbitration, investigation or other proceeding of or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing, against the Company, any Subsidiary, any stockholder of the Company, or any stockholder or member of any Subsidiary, the result of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(cc)    The Registration Statement, the Disclosure Package and the Prospectus contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company and Subsidiaries that are required to be described in the Registration Statement; and the copies of all leases, contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or the Forward Purchasers or their counsel or that are filed as exhibits to the Registration Statement, including all leases, contracts, agreements, instruments and other documents incorporated by reference therein, are complete and genuine in all material respects and include all material collateral and supplemental agreements thereto.
(dd)    The statements made in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms and contracts and other documents so described, constitute accurate summaries of the terms of the contracts and documents in all material respects.
(ee)    No relationship, direct or indirect, exists between or among the Company, or any Subsidiary, on the one hand, and the directors, officers or significant stockholders of the Company or any Subsidiary, on the other hand, which are required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described.
(ff)    Other than as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus or as is not required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries, or any of their respective properties, directors, director nominees identified as such in the Disclosure Package, officers, prospective officers identified as such in the Disclosure Package or affiliates at law or in equity, or before or by any Governmental Authority.
(gg)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated in each of the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, or (iv) any dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of its equity securities, or any purchase by the Company or any of the Subsidiaries of any of its outstanding equity securities.
(hh)    None of the Company or the Subsidiaries is or, upon the sale of the Shares as contemplated herein or any Forward Shares pursuant to the Forward Sale Agreements and the application of the net proceeds therefrom as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”)).
(ii)    There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act or included in the offering contemplated by this Agreement.
(jj)    The Company has not relied upon the Underwriters or Forward Purchasers or legal counsel for the Underwriters and Forward Purchasers for any legal, tax or accounting advice in connection with the offering and sale of the Shares.
(kk)    Each of the directors named in the Registration Statement, the Disclosure Package and the Prospectus and identified as “independent” is independent within the meaning of the corporate governance rules of the NYSE.
(ll)    None of the Company nor any of the Subsidiaries or their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the FINRA) any member firm of FINRA.
(mm)    The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act (“Regulation M”) by subsection (c)(1) of such rule. None of the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NYSE in accordance with Regulation M.
(nn)    The Company and each of the Subsidiaries carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as each of them reasonably believes is appropriate for the conduct of their respective businesses and the value of the assets held by them, and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect; the Company and each of the Subsidiaries is in compliance with the terms of such insurance policies in all material respects; except as described in the Registration Statement, the Disclosure Package and the

Prospectus, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(oo)    The consolidated financial statements of the Company, including any accounting predecessor identified or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, including the notes and schedules thereto, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) fairly present in all material respects the financial condition of the Company or such accounting predecessor, as of the respective dates thereof, and the statements of operations and comprehensive income (loss), changes in equity and cash flows for the periods then ended and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; the unaudited pro forma consolidated financial statements of the Company and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; no pro forma financial information, financial statements or supporting schedules other than those included or incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, including by application of waivers granted by the Commission.
(pp)    The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(qq)    KPMG LLP, who has certified certain financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, whose report with respect to such financial statements is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and who has delivered a comfort letter referred to in Section 7(c) hereof, is an independent registered public accountant with respect to the Company or its applicable predecessor within the meaning of the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board (United States), as required by the Securities Act.
(rr)    The Company maintains systems of internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no (i) material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal controls over financial reporting (whether or not remediated) or (ii) change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the Company has established disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(ss)    The operations of the Company and its Subsidiaries are and have been conducted at all times since formation in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.
(tt)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers or employees, agents or affiliates or other person or entity associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the United States government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria and the following regions of Ukraine: Crimea, Donetsk and Luhansk (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with any applicable Sanctions.
(uu)    Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company, any of the Subsidiaries or any agent, employee or affiliate of the Company or any of the Subsidiaries is in violation of applicable Export and Import Laws (as defined below), and there are no claims, voluntary disclosures, complaints, charges, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries by any Governmental Authority under any applicable Export and Import Laws; the term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Control Reform Act of 2018, the Export Administration Regulations, the Trading with the Enemy Act, the International Emergency Economic Powers Act, and similar export controls, sanctions or regulations issued pursuant to those statutory authorities prohibiting unlicensed transactions (including exports of services, technology, data, or goods) with particular countries or entities, all other laws and regulations of the United States regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.
(vv)    The Company, the Subsidiaries and their respective ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “single-employer plan” (as defined in Section 4001(a)(15) of ERISA) for which the Company, any of the Subsidiaries or any of their respective ERISA Affiliates would have any liability; none of the Company or the Subsidiaries or any of their respective ERISA Affiliates has incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “single-employer plan” or “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA) or (ii) with respect to any “single-employer plan” or, “multiemployer plan” (to the extent applicable), Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such Subsidiary is a member.
(ww)    No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or Subsidiary’s principal suppliers, contractors or customers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received written notice of any violation, or, to the Company’s knowledge, is in violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(xx)    Except where such failure to accurately prepare or timely file a tax return or pay or make a provision for an assessment or Lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or where such matters are the subject of a pending bona fide dispute with taxing authorities and for which adequate reserves have been provided on the books of the applicable entity, (i) the Company and each of the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges (whether or not such amounts are shown as due on any tax return), and (ii) there is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than Liens for taxes not yet due and payable; and no material deficiency assessment with respect to a proposed material adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes has been asserted or, to the knowledge of the Company or such Subsidiary, as applicable, threatened.
(yy)    Except as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus, the Company has no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons.
(zz)    Except as described in the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) none of the Company or any of the Subsidiaries is in violation of any Law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of occupational health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, Laws relating to the release or threatened release or exposure of any person to chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each of the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance, violation, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company or any Subsidiary, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.
(aaa)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at the Closing Time, the Company and the Subsidiaries will possess or have the right to use all of the assets, tangible and intangible, that they require to conduct their respective businesses as presently conducted, and there are no assets reasonably necessary for the conduct of their businesses as presently conducted that will not be transferred, licensed or leased to them as of the Closing Time.
(bbb)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus are not based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects.
(ccc)    The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission with which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its Subsidiaries are, and the Company has taken all necessary actions to ensure that the Company and its Subsidiaries are, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission and the NYSE promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply as of the date of this Agreement.
(ddd)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(eee)    Commencing with the Company’s short taxable year ended December 31, 2019 and through its taxable year ended December 31, 2021, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Code, and the Company’s organization and current and proposed method of operations, as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2022 and thereafter. To the knowledge of either the Company or the Operating Partnership, there is no event that would cause, or is likely to cause, the Company to fail to qualify as a REIT under the Code.

Any certificate signed by any officer of the Company, the Operating Partnership or any Subsidiary delivered to the Underwriters or the Forward Purchasers or their counsel pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company, the Operating Partnership or such Subsidiary to the Underwriters or Forward Purchasers as to the matters covered thereby.
4.    Representations and Warranties of the Forward Purchasers:
Each of the Forward Purchasers, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and each Option Closing Time (if any), and agrees with each Underwriter, as follows:
(a)    this Agreement has been duly authorized, executed and delivered by such Forward Purchaser;
(b)    the initial Forward Sale Agreement between the Company and the related Forward Counterparty has been duly authorized, executed and delivered by such Forward Counterparty and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law;
(c)    each Additional Forward Sale Agreement, if any, between the Company and the related Forward Counterparty will be duly authorized, executed and delivered by such Forward Counterparty and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and
(d)    such Forward Counterparty shall, at the Closing Time or Option Closing Time, as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Purchaser, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.
5.    Certain Covenants of the Company:
The Company hereby agrees with each Underwriter and Forward Purchaser:
(a)    to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as the Representatives may designate to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);
(b)    to prepare the Prospectus in a form approved by the Underwriters and the Forward Purchasers and file such Prospectus with the Commission pursuant to, and within the time period required by, Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act and to deliver to the Underwriters and the Forward Purchasers copies of the Prospectus in such quantities and at such locations as the Underwriters and Forward Purchasers may reasonably request for the purposes contemplated by the Securities Act Regulations;
(c)    to furnish a copy of each proposed Issuer Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;
(d)    to comply with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;
(e)    to advise the Representatives and the Forward Purchasers promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) the Company becoming subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein;
(f)    to make reasonable efforts to prevent the issuance of any stop order and the suspension or loss of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment;
(g)    to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rule 456(b) and 457(r), except to the extent such filing fees have been paid prior to the date hereof;
(h)    to advise the Representatives and the Forward Purchasers promptly of any proposal to amend or supplement the Registration Statement, the Pre-Pricing

Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives and the Forward Purchasers shall reasonably object in writing;
(i)    if within the period of time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a)) is required to be delivered under the Securities Act Regulations (i) any event or development known to the Company shall occur which, in the judgment of the Company, (a) would require the making of any change in the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) would require amending or supplementing the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) as a result, any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (ii) it is necessary at any time to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package (or to file under the Exchange Act any document which, upon filing, becomes incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus) to comply with law, including in connection with the delivery of the Prospectus, to advise the Underwriters and the Forward Purchasers promptly, confirming such advice in writing, of the happening of any such event or development, promptly prepare any amendment or supplement (or document) as may be necessary to correct such statement or omission or to make the Registration Statement, Disclosure Package or the Prospectus comply in all material respects with such requirements, to furnish to the Underwriters and the Forward Purchasers copies of the proposed amendment or supplement before filing, and, subject to the provisions of subsection (k) below, file with the Commission such amendment or supplement (or such document) and thereafter promptly furnish at the Company’s own expense to the Underwriters and the Forward Purchasers and to dealers, copies thereof in such quantities and at such locations as the Representatives and the Forward Purchasers may from time to time reasonably request;
(j)    if requested, to furnish promptly to each Representative and Forward Purchaser a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (excluding all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives and Forward Purchasers may reasonably request;
(k)    not to file any amendment to the Registration Statement or make any amendment or supplement to the Disclosure Package or the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (i) above, file any document which upon filing becomes incorporated by reference into the Registration Statement, Disclosure Package or the Prospectus of which the Representatives or the Forward Purchasers shall not previously have been advised or to which, after the Representatives and Forward Purchasers shall have received a copy of the document proposed to be filed, the Representatives or the Forward Purchasers shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will give the Representatives and the Forward

Purchasers notice of its intention to make any other filing pursuant to the Exchange Act from the time of execution of this Agreement to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing;
(l)    to apply the net proceeds from the sale of any Forward Shares in the manner set forth under the caption “Use of Proceeds” in the Pre-Pricing Prospectus and the Prospectus;
(m)    to make generally available to its security holders and to deliver to the Representatives (which may be satisfied if filed via EDGAR or any successor thereto) as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date (as such date is defined in Rule 158(c)) of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158);
(n)    after the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales by the Underwriters or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;
(o)    to use its commercially best efforts to effect the listing of the Company Shares and the Forward Shares and maintain the listing of the Common Stock on the NYSE;
(p)    to use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code and to not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified; and
(q)    for a period of 45 days after the date of this Agreement, to refrain, and to cause NETSTREIT GP, LLC, for itself and in its capacity as general partner of the Operating Partnership, to refrain and cause the Operating Partnership to refrain, without the prior written consent of the Representatives (which consent may be withheld or delayed at the discretion of the Representatives), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance, sale and delivery of any Forward Shares or shares of Common Stock issued pursuant to an Acceleration Event (as defined in the relevant Forward Sale Agreement) or pursuant to any forward sale agreement in effect on the date hereof, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or exchange or redemption of any other security outstanding on the date hereof and referred to in each of the Registration Statement, the Disclosure Package and the Prospectus, (iv) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s stock option and incentive plans described in each of the Registration Statement, the Disclosure Package and the Prospectus and the issuance of shares issuable upon exercise of any such equity-based awards, (v) the filing by the Company of registration statements on Form S-8 with respect to the Company’s stock option and incentive plans described in the Registration Statement, the Disclosure Package and the Prospectus, (vi) issuances not to exceed 25% in the aggregate of the total shares of Common Stock outstanding, calculated following the issuance and sale of Shares hereunder (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units)), in connection with any acquisition, merger, consolidation or joint venture, including the filing of any registration statement under the Securities Act in connection therewith; provided that the acquirer of any such shares of Common Stock so issued enters into an agreement in the form of Exhibit A hereto with respect to such shares of Common Stock for the remainder of the 45-day restricted period or (vii) the transfer of shares of the Company’s stock pursuant to Article VII of the Company’s charter.
6.    Payment of Expenses:
(a)    The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreements, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and the Forward Purchasers and to dealers (including costs of mailing and shipment), the preparation, issuance and delivery of certificates, if any, for the Shares and any Forward Shares to the Underwriters and the Forward Purchasers, as applicable, including any stock or other transfer taxes or duties payable thereon, the printing of this Agreement, the Forward Sale Agreements and any dealer agreements and furnishing of copies of each to the Underwriters and the Forward Purchasers and to dealers (including costs of mailing and shipment), the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters in an amount not to exceed $5,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, filing for review of the public offering of the Shares by FINRA (including the legal fees and other reasonable disbursements of counsel for the Underwriters relating thereto in an amount not to exceed $10,000), the fees and expenses of any transfer agent or registrar for the Shares and any Forward Shares and miscellaneous expenses referred to in the Registration Statement, the fees and expenses incurred in connection with the listing of the Company Shares, if any, any Forward Shares, and any shares issuable by the Company pursuant to an Acceleration Event (as defined in the Forward Sale Agreements) on the NYSE, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations and the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants (it being understood and agreed that the Underwriters shall pay lodging, commercial airfare and other expenses attributable to employees of the Underwriters in connection with the road show). For the avoidance of doubt, nothing herein shall diminish the Company’s obligation to pay or reimburse any expenses pursuant to any engagement letter or other agreement entered into between the Company and any Representative or Forward Purchaser. Except as explicitly provided in this Section 6(a) and Section 10, the Underwriters and Forward Purchasers shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.
(b)    If this Agreement shall be terminated by the Underwriters or the Forward Purchasers pursuant to Section 8(a)(i) (other than if the condition not fulfilled is the condition set forth in Section 7(b)) or Section 8(a)(iv)(A) hereof, the Company will reimburse the Underwriters and the Forward Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of their counsel).
7.    Conditions of the Underwriters’ and the Forward Purchasers’ Obligations:
The obligations of the Underwriters and the Forward Purchasers hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership on the date hereof, at the Closing Time and on each Option Closing Time, as applicable, (ii) the accuracy of the statements of the officers of the Company, for itself and as the general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company and the Operating Partnership of all their respective covenants and other obligations hereunder and (iv) the satisfaction of the following other conditions at the Closing Time or on each Option Closing Time, as applicable:
(a)    The Company shall furnish or cause to be furnished to the Underwriters and the Forward Purchasers at the Closing Time and on each Option Closing Time (i) the opinion and negative assurance letter of Cooley LLP, counsel for the Company, each addressed to the Representatives and the Forward Purchasers and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit B-1 hereto and (ii) the opinion of Venable LLP, Maryland counsel for the Company, addressed to the Representatives and the Forward Purchasers and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit C. In addition, the Company shall furnish or caused to be furnished to the Underwriters and the Forward Purchasers at the Closing Time and on each Option Closing Time the opinion of Winston & Strawn LLP, tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Representatives and the Forward Purchasers and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit B-2 hereto.
(b)    The Underwriters and the Forward Purchasers shall have received at the Closing Time an opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel for the Underwriters, each addressed to the Representatives and the Forward Purchasers and dated the Closing Time, in form and substance reasonably satisfactory to the Representatives.
(c)    The Representatives shall have received from KPMG LLP (i) a “comfort” letter dated as of the date hereof and (ii) a “bring down” comfort letter dated as of the

Closing Time and each Option Closing Time, in each case addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.
(d)    Prior to the Closing Time or any Option Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred, and no notification of any objection to the use of the form of the Registration Statement has been received by the Company from the Commission; (ii) all requests for additional information on the part of the Commission shall have been complied with; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.
(f)    Between the time of execution of this Agreement and the Closing Time or any Option Closing Time, there shall not have occurred any event, circumstance or change constituting a Material Adverse Effect.
(g)    The Company Shares and the Forward Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.
(h)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(i)    The Representatives shall have received lock-up agreements from each officer and director of the Company in the form attached hereto as Exhibit A, and such letter agreements shall be in full force and effect.
(j)    The Company shall have delivered to the Representatives and the Forward Purchasers a certificate, executed by its Chief Executive Officer and its Chief Financial Officer, on behalf of the Company and the Operating Partnership, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or such Option Closing Time, as applicable, (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (ii) the conditions set forth in Sections 7(d) and (f) above have been satisfied and are true and correct as of the Closing Time or the applicable Option Closing Time, and (iii) each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time or the applicable Option Closing Time.
(k)    The Company shall have furnished to the Underwriters and the Forward Purchasers such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, as of the Closing Time or any Option Closing Time, as the Underwriters and the Forward Purchasers may reasonably request.
8.    Termination:
(a)    Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Forward Purchasers at any time on or prior to the Closing Date (and, if any Additional Shares are to be purchased at an Option Closing Time that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Additional Shares, by notice to the Company and the Forward Purchasers at any time on or prior to such Option Closing Time) (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, including any epidemic or pandemic involving an infectious disease or other similar health crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Shares, or (iv) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or (C) maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities or (vii) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and except that Sections 3, 4, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination and remain in full force and effect.
(c)    Notice. If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and the Forward Purchasers shall be notified promptly by telephone, letter, electronic mail or fax, in each case promptly confirmed by letter or fax.
9.    Increase in Underwriters’ Commitments:
If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company and the Forward Purchasers, without liability of any party other than the defaulting Underwriter to any other party, except that the provisions of Sections 6 and 10 hereof shall at all times be effective and shall survive such termination.
If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company, the Forward Purchasers or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.
10.    Indemnity and Contribution by the Company, the Operating Partnership and the Underwriters:
(a)    Indemnification by the Company. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Forward Purchasers, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing the Waters Communications, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in the penultimate sentence of Section 10(b) hereof.
(b)    Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Forward Purchasers, their respective directors, officers, employees, affiliates and agents and any person who controls the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing

Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession appearing in the fifth paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the eleventh paragraph under such caption (but only insofar as such information concerns the Underwriters). The Company hereby acknowledges that no information has been provided by the Forward Purchasers for inclusion in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing).
(c)    Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company or the Forward Purchasers, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)    Contribution. If the indemnification provided for in this Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Forward Purchasers on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters and the Forward Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Underwriters and Forward Purchasers on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by it, which such proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements assuming full Physical Settlement on the Effective Date (each as defined in the applicable Forward Sale Agreements), (y) in the case of the Underwriters, the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus and (z) in the case of the Forward Purchasers, the Spread (as defined in the applicable Forward Sale Agreements) deducted from the Forward Purchase Price (as defined in the applicable Forward Sale Agreements).
The relative fault of the Company on the one hand and the Underwriters and Forward Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters or Forward Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Underwriters and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriters hereunder and (ii) no Forward Purchaser shall be required to contribute any amount in excess of the Spread (as defined in the applicable Forward Sale Agreements) deducted from the Forward Purchase Price (as defined in the applicable Forward Sale Agreements).
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 10(e), each affiliate of any Underwriter or Forward Purchaser, each officer, director, employee, partner and member of any Underwriter or Forward Purchaser or any such affiliate, and each person, if any, who controls any Underwriter or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter or such Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 10(e) are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.
11.    Survival:
The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company and the Operating Partnership contained in Sections 3, 5 and 6 of this Agreement and the representations and warranties of the Forward Purchasers contained in Section 4 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, Forward Purchaser, any person who controls any Underwriter or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or by or on behalf of the Company, its directors and officers, the Operating Partnership or any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership and each Underwriter and Forward Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of the Company’s officers and directors, and in the case of the Underwriters and Forward Purchasers against any person who controls any Underwriter or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.
12.    Duties:
Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters and Forward Purchasers undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters and Forward Purchasers shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. Each of the Company and the Operating Partnership acknowledges and agrees that: (i) each of the Underwriters and Forward Purchasers is acting solely as a principal in connection with offering contemplated hereby and the process leading to such transaction and no fiduciary, advisory or agency relationship between the Company or any of its Subsidiaries, on the one hand, and any of the Underwriters or Forward Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters or Forward Purchasers has advised or is advising the Company on other matters and no Underwriter or Forward Purchaser has any obligation to the Company or any of its Subsidiaries with respect to the offering of the Shares except the obligations expressly set forth in this Agreement; (ii) the public offering price of the Shares and the price to be paid by the Underwriters for the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters; (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) it is aware that the Underwriters and Forward Purchasers and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters and Forward Purchasers has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; (v) it waives and releases, to the fullest extent permitted by law, any claims it may have against any of the Underwriters or Forward Purchasers for breach of agency or fiduciary duty or alleged breach of agency or fiduciary duty and agrees that none of the Underwriters and Forward Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such an agency or fiduciary duty claim or to any person or entity asserting an agency or fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company; (vi) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and (vii) none of the activities of the Underwriters and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters or Forward Purchasers with respect to any entity or natural person. The Company and the Operating Partnership acknowledge that the Underwriters and Forward Purchasers disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ and Forward Purchasers’ performance of the duties and obligations expressly set forth herein.
13.    Notices:
Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, (i) if to the Underwriters, shall be sufficient in all respects if delivered to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number: (212) 214-5918; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, email: dg.ecm_execution_services@bofa.com, with a copy to: Attention: ECM Legal, email: dg.ecm_legal@bofa.com; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street, Suite 1500, Richmond, Virginia 23219, Attention: Daniel M. LeBey, email: dlebey@velaw.com; (ii) if to the Forward Purchasers, shall be sufficient in all respects if delivered to Wells Fargo Bank, National Association, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918, Email: corporatederivativenotifications@wellsfargo.com; Bank of America, N.A., One Bryant Park, New York, New York 10036, email: dg.issuer_derivatives_notices@bofa.com; with a copy to O'Melveny & Myers LLP, Times Square Tower, 7 Times Square New York, NY 10036, Attention: Jaroslaw Hawrylewicz, email: jhawrylewicz@omm.com; or (iii) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 2021 McKinney Avenue, Suite 1150, Dallas, Texas 75201; with a copy to Cooley LLP, 110 N.

Wacker Drive, Suite 4200, Chicago, Illinois 60606, Attention: Christina T. Roupas, email: croupas@cooley.com.
14.    Recognition of the U.S. Special Resolution Regimes:
(a)    In the event that any Underwriter or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. “Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.
(b)    In the event that any Underwriter or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Underwriter or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
15.    Governing Law; Headings:
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE RELATING OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
16.    Parties at Interest:
The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Forward Purchasers, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.    Issuance and Sale by the Company:
(a)    In the event that any Forward Purchaser elects not to borrow Shares, pursuant to Section 1 hereof, or any Forward Purchaser is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, to be sold by it to the Underwriters on the Closing Date or the Option Closing Time, as applicable, and deliverable by such Forward Purchaser hereunder, or any Forward Purchaser determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so or that such Forward Purchaser would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Purchaser) of more than a rate equal to 200 basis points per annum to do so, then, upon notice by such Forward Purchaser to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the business Day immediately preceding the Closing Date or any Option Closing Time, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 1 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by such Forward Purchaser hereunder that such Forward Purchaser does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the Option Closing Time, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 17(a) in lieu of any Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.” Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 17(a) in lieu of any Borrowed Additional Shares in respect of which Additional Forward Sale Agreements have been executed are referred to herein as the “Company Top-Up Additional Shares.”
(b)    The Forward Purchasers shall not have any liability whatsoever for any Borrowed Firm Shares or Borrowed Additional Shares that such Forward Purchaser does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Purchasers are not satisfied on or prior to the Closing Date or the Option Closing Time or any additional time of purchase (in respect of any Borrowed Additional Shares in respect of which the Additional Forward Sale Agreements have been executed), as applicable, and such Forward Purchaser elects pursuant to Section 1 hereof not to deliver and sell to the Underwriters the Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by such Forward Purchaser hereunder, (ii) such Forward Purchaser determines in good faith, in its commercially reasonable judgment, it is unable to borrow and cause delivery for sale under this Agreement on the Closing Date or the Option Closing Time, as applicable, a number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Additional Shares, as applicable, deliverable by such Forward Purchaser hereunder or (iii) such Forward Purchaser determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so or that such Forward Purchaser would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Purchaser), it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct.

18.    Research Analyst Independence:
The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.
19.    Trial by Jury:
The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Underwriters and Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    Consent to Jurisdiction:
The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.
21.    Waiver of Immunity:
With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
22.    Judgment Currency:
The obligation of the Company in respect of any sum due to any Underwriter or Forward Purchaser under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day following receipt by such Underwriter or Forward Purchaser of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) such Underwriter or Forward Purchaser may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter or Forward Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or Forward Purchaser against such loss in respect of any sum due to such Underwriter or Forward Purchaser from the Company. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or Forward Purchaser hereunder, such Underwriter or Forward Purchaser agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or Forward Purchaser hereunder.
23.    Counterparts and Facsimile Signatures:
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
24.    Definitions.
“Applicable Time” means 7:30 p.m. (New York City time) on August 3, 2022 or such other time as agreed by the Company and the Representatives.
“Commission” means the Securities and Exchange Commission.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.
“Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433.
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Shares that omitted the public offering price of the Shares or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.
“Pre-Pricing Prospectus” means the preliminary prospectus dated August 3, 2022 relating to the Shares in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-259226) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the Securities Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.
“Rule 158,” “Rule 158(c),” “Rule 163,” “Rule 163(c),” “Rule 164,” “Rule 164(h)(2),” “Rule 172,” “Rule 173(a),” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424,” “Rule 424(b),”“Rule 424(b)(8),” “Rule 430B,” “Rule 430B(f)(2),” “Rule 433,” “Rule 433(d),” “Rule 433(h)(5),” “Rule 456(b),” and “Rule 457(r)” refer to such rules under the Securities Act.
“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), 424(b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Underwriters, the Forward Purchasers and the Forward Counterparties, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Underwriters, the Forward Purchasers and the Forward Counterparties.
Very truly yours,
NETSTREIT Corp.

By: /s/ Mark Manheimer
Print: Mark Manheimer
Title: President and Chief Executive Officer

NETSTREIT, L.P.
BY: NETSTREIT GP, LLC, its general partner

By: /s/ Mark Manheimer
Print: Mark Manheimer
Title: President

[Signature Page to Underwriting Agreement]

Wells Fargo Bank, National Association, in its capacity as a Forward Purchaser
By:    /s/ Chris Flouhouse
Print:    Chris Flouhouse
Title:    Managing Director
Wells Fargo Bank, National Association, in its capacity as a Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
By:    /s/ Chris Flouhouse
Print:    Chris Flouhouse
Title:    Managing Director
Accepted and agreed to as of the date first above written:
For itself and as Representative of the
several Underwriters named in Schedule I hereto.
WELLS FARGO SECURITIES, LLC
By:    /s/ Chris Flouhouse
Print:    Chris Flouhouse
Title:    Managing Director

[Signature Page to Underwriting Agreement]

BANK OF AMERICA, N.A., in its capacity as a Forward Purchaser
By:    /s/ Rohan Handa
Print:    Rohan Handa
Title:    Managing Director
BANK OF AMERICA, N.A., in its capacity as a Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
By:    /s/ Rohan Handa
Print:    Rohan Handa
Title:    Managing Director
Accepted and agreed to as of the date first above written:
For itself and as Representative of the
several Underwriters named in Schedule I hereto.
BOFA SECURITIES, INC.
By:    /s/ Hicham Hamdouch
Print:    Hicham Hamdouch
Title:    Managing Director

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written:
For itself and as Representative of the
several Underwriters named in Schedule I hereto.
JEFFERIES LLC
By:    /s/ Ashley Delp Walker
Print:    Ashley Delp Walker
Title:    Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Firm Shares
Wells Fargo Securities, LLC	1,260,000
BofA Securities, Inc.	1,260,000
Jefferies LLC	1,260,000
Citigroup Global Markets Inc.	810,000
Stifel, Nicolaus & Company, Incorporated	810,000
Robert W. Baird & Co. Incorporated	630,000
BTIG, LLC	630,000
Scotia Capital (USA) Inc.	630,000
Capital One Securities, Inc.	495,000
Regions Securities LLC	495,000
Berenberg Capital Markets LLC	270,000
TD Securities (USA) LLC	270,000
Ramirez & Co., Inc.	90,000
Roberts & Ryan Investments Inc.	90,000
Total	9,000,000

Name of Forward Purchaser	Number of Borrowed Firm Shares to be Sold	Maximum Number of Borrowed Additional Shares to be Sold
Wells Fargo Bank, National Association	4,500,000	675,000
Bank of America, N.A.	4,500,000	675,000

SCHEDULE II
Part A
Issuer Free Writing Prospectuses
None

Part B
Pricing Information
Public offering price: $20.20 per Share
Number of Firm Shares: 9,000,000
Number of Additional Shares: up to 1,350,000